EXHIBIT 99.1

SECOND AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 10th day of May 2010 by and between Silicon Valley Bank (“Bank”) and OCZ Technology Group, Inc., a Delaware corporation (“Borrower”) whose address is 6373 San Ignacio Avenue, San Jose, CA  95119.

Recitals

A.           Bank and Borrower have entered into that certain Loan and Security Agreement dated as of July 6, 2009, as amended by that certain Letter Agreement dated as of July 6, 2009 and that certain Amendment to Loan and Security Agreement dated as of August 14, 2009 (as amended to date, and as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.           Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.           Borrower has requested that Bank amend the Loan Agreement, as herein set forth, and Bank has agreed to the same, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth herein.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.           Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.           Amendments to Loan Agreement.

2.1           Modified Aggregate Outstanding Obligations. The sentence in Section 2.1.1(b) of the Loan Agreement that currently reads as follows:

In the event Borrower enters into a factoring facility with Faunus Group International, Inc. or another factor satisfactory to Bank, in Bank’s sole discretion, with respect to Borrower’s Foreign Accounts (the “Foreign Accounts Facility”), then the Borrower covenants and agrees that the amount of obligations outstanding under this Agreement and the Foreign Accounts Facility shall not at any time exceed $14,000,000 in the aggregate.

is hereby amended to read as follows:

Borrower entered into a factoring facility with Faunus Group International, Inc. (“FGI”), pursuant to that certain Sale of Accounts and Security Agreement dated July 6, 2009 by and between Borrower and FGI, with respect to Borrower’s Foreign Accounts (the “Foreign Accounts Facility”), and Borrower covenants and agrees that the amount of obligations outstanding under this Agreement and the Foreign Accounts Facility shall not at any time exceed $17,500,000 in the aggregate.

3.           Limitation of Amendments.

3.1           The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2           This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.           Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1           Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2           Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3           The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not (a) contravene any material Requirement of Law, (b) constitute an event of default under any material agreement by which Borrower is bound, (c) contravene any order, judgment or decree of any Governmental Authority binding on Borrower, or (d) conflict with the organizational documents of Borrower;

4.6           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any Governmental Authority binding on Borrower, except as already has been obtained or made; and

4.7           This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.           Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.           Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto and (b) Borrower’s payment of an amendment fee in an amount equal to $1,000.

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWER

Silicon Valley Bank By: /s/ Tom Smith Name: Tom Smith Title: Managing Director	OCZ Technology Group, Inc. By: /s/ Kerry Smith Name: Kerry Smith Title: CFO